Exhibit 5.1
Jones & Keller, P.C.
1625 Broadway, Suite 1600
Denver, CO 80202
303-573-1600
January 14, 2009
Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752
Re:      Citizens, Inc. Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as outside securities counsel to Citizens, Inc., a Colorado corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission, of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) for the registration of 1,296,000 shares of Class A common stock, no par value (the “Shares”) pursuant to the Plan and Agreement of Merger, by and among, Integrity Capital Corporation, an Indiana corporation, the Company and Citizens Acquisition, Inc., an Indiana corporation and wholly owned subsidiary of the Company, dated November 11, 2008 and as amended December 16, 2008 (the “Merger Agreement”).
     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter is subject to and should be read in conjunction therewith. Additionally, our opinions set forth herein are based upon and subject to the qualifications, limitations and exceptions set forth in this opinion letter.
     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
     In connection with our opinions herein, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.
     The opinions expressed herein are limited to the Colorado Business Corporation Act and reported judicial decisions interpreting these statutes as currently in effect. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.
     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued in accordance with the terms, conditions and provisions in the Registration Statement, will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
     This Opinion Letter is intended solely for your use for the purpose of the issuance of the Shares pursuant to the Merger Agreement and may not otherwise be relied upon, used, quoted or referenced by, or filed with, any other person or entity without our prior written permission. We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion herein given, is implied or may be inferred herefrom.
Very truly yours,
/s/ Jones & Keller, P.C.
JONES & KELLER, P.C.